A WHITESTONE REIT COMMUNITY
PARADISE
P•L•A•Z•A
Creating Communities in Our Properties™
Acquired August 8, 2012 • in North Scottsdale, AZ

Payless ShoeS
A WHITESTONE REIT COMMUNITY
FOUNTAIN SQUARE
Creating Communities in Our Properties™
Acquired September 21, 2012 • in North Scottsdale, AZ

A WHITESTONE REIT COMMUNITY
Village Square
at DANA PARK
Creating Communities in Our Properties™
Acquired September 21, 2012 • in Mesa, AZ

WHITESTONE™ REIT

Creating Communities in Our Properties™

Supplemental Operating & Financial Data

For the Quarter Ended September 30, 2012

WSR LISTED NYSE

Whitestone REIT
2600 South Gessner • Suite 500 • Houston, Texas 77063
866.789.7348 • www.whitestonereit.com

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of September 30, 2012, we owned
50 Community Centered Properties TM with approximately 4.2 million square feet of gross leasable
50 Community Centers	area, located in five of the top markets in the United States in terms of population growth: Houston,
4.2 Million Sq. Ft. of gross	Dallas, San Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were founded
leasable area	in 1998.
1,051 Tenants
We focus on value-creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our
Houston	tenants deliver needed services to the surrounding community. We focus on niche properties with
Dallas	smaller rental spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Chicago	services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural
Fiscal Year End	community focus sets us apart from traditional commercial real estate operators. We value diversity
12/31	on our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the
Common Shares &	particular needs of our tenants and neighborhoods.
Units Outstanding:
Common Shares: 16.8 Million*	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Operating Partnership Units:	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
0.8 Million	feet) and, as of September 30, 2012, provided a 52% premium rental rate compared to our larger space tenants. The largest of our 1,051 tenants comprises less than 2.0% of our revenues.

Distribution (per share / unit):	Investor Relations:
Quarter: $0.2850	Whitestone REIT
Annualized: $1.14	Anne I. Gregory, Vice President, Investor Relations & Marketing
Dividend Yield: 8.6%**	2600 South Gessner Suite 500, Houston, Texas 77036
	713.435.2221 email: ir@whitestonereit.com		website: www.whitestonereit.com
Board of Trustees:
James C. Mastandrea	ICR Inc. - Brad Cohen 203.682.8211
Daryl J. Carter
Daniel G. DeVos	Analyst Coverage:
Donald F. Keating	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Wunderlich Securities, Inc.
Jack L. Mahaffey	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Merril Ross
	212.885.4170	502.588.1839	212.906.3546	703.669.9255
* As of November 6, 2012	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	mross@wundernet.com

** Based on common share price
of $13.22 as of close of market on
November 6, 2012

PRESS RELEASE
Contact Whitestone REIT:
Anne Gregory, Vice President Marketing & Investor Relations
(713) 435 2221 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR THE THIRD QUARTER 2012

•	Acquired three Arizona Community Centered PropertiesTM below replacement cost for an aggregate purchase price of $82.2 million

•	Raised net proceeds of approximately $59.0 million in August 2012 common share offering

•	Total Operating Portfolio Occupancy grew 1% to 87% as of September 30, 2012 as compared to September 30, 2011

•	Total revenues increased 32% to $11.6 million for third quarter of 2012 as compared to the same period in 2011

•	Property net operating income for the 3rd quarter increased 35% to $7.0 million as compared to the same period in 2011

Houston, Texas, November 7, 2012 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the third quarter of 2012.

“Our quarterly results reflect the work we have done to increase and strengthen our revenues and our overall enterprise value. We have improved our underlying property asset values through increasing occupancy, redeveloping and repositioning properties, and acquiring accretive Community Centered Properties,” stated James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. “In the third quarter we drove operating portfolio occupancy to 87%, which marked our fifth consecutive quarter of improving occupancy. These improvements resulted in the year-over-year increases in our overall financial results. Our Community Centered Property approach concentrates primarily on small service based tenants who meet community needs by providing medical, educational, casual dining and convenience services. This strategy has proven to be quite effective and results in premium rents for our smaller spaces. With $82 million in properties added in Arizona in the third quarter, we now own over one million square feet of leasable space in community centers in the Phoenix, Arizona market. Our pipeline of acquisition opportunities continues to be focused on properties in foreclosure, in loan default, and under stress. While our targeted acquisition approach may result in fluctuations in acquisitions activity quarter-to-quarter from a timing perspective, we expect the overall result of acquiring assets below replacement cost to add value on an annual basis and over the long-term.”

Highlights: Third Quarter 2012 Compared to Third Quarter 2011

•	Net income attributable to Whitestone REIT was $163,000, or $0.01 per diluted common share, compared to $578,000, or $0.05 per diluted common share.

•
Funds from Operations ("FFO") increased approximately 32% to $2.9 million, or $0.20 per diluted common share and operating partnership unit ("OP unit"), as compared to $2.2 million, or $0.17 per diluted common share and OP unit.

•	Funds from Operations-Core ("FFO-Core") increased 39% to $3.2 million, or $0.22 per diluted common share and OP unit, as compared to $2.3 million, or $0.18 per diluted common share and OP unit.

•	Property net operating income (“NOI”) increased 35% to $7.0 million as compared to $5.2 million. The increase of $1.8 million is primarily attributable to NOI of new acquisitions.

•	Whitestone raised approximately $59.0 million in net proceeds through the sale of 4.8 million common shares in August 2012, including the over-allotment option exercise.

Acquisition Activity
During the third quarter Whitestone completed acquisitions of three Community Centered PropertiesTM in the Phoenix area and one adjacent land parcel for an aggregate of $82.2 million in three off-market transactions, all at prices below replacement cost. They include:

•
Village Square at Dana Park was purchased for approximately $46.5 million. The 310,979 square foot center was 71% leased at the time of purchase and is located in the Mesa submarket of Phoenix, Arizona. In the same transaction, the Company also acquired several development parcels totaling 4.7 acres for approximately $4.0 million.

•	Fountain Square was acquired for approximately $15.4 million. The 118,209 square foot property was 76% leased at the time of purchase and is located in Scottsdale, Arizona.

•
Paradise Plaza was purchased in August 2012 for approximately $16.3 million. Paradise Plaza was 100% occupied at the time of purchase with 125,898 of square feet of gross leasable area, and is located in the Paradise Valley area of Scottsdale, Arizona.

 Third Quarter 2012 Leasing Highlights

Operating Portfolio Occupancy increased to 87% as of September 30, 2012 as compared to 86% as of September 30, 2011. The Company defines Operating Portfolio Occupancy as physical occupancy in all properties, excluding (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and (ii) properties that are undergoing significant redevelopment or re-tenanting.

The Company's total occupancy increased 1% to 85% as of September 30, 2012 as compared to 84% at September 30, 2011. Total occupancy includes community centers under redevelopment, recent acquisitions and community centers undergoing significant re-tenanting.

Whitestone focuses primarily on smaller space, service-oriented entrepreneurial tenants in multi-cultural neighborhoods, which drives premium rents. A summary of leasing activity is shown below:

•	A 23% increase in total number of tenants to 1,051 from 850 for the same period of 2011;

•	63 new and renewal leases signed in the third quarter of 2012 versus 67 in the same period of 2011; and

•
New and renewal leases signed during the third quarter of 2012 represent a total of 144,000 square feet and an average size of 2,300 square feet as compared to a total of 152,000 square feet and an average size of 2,300 square feet in the same period of 2011.

Community Centered PropertiesTM Portfolio Statistics

As of September 30, 2012, Whitestone owned 50 Community Centered PropertiesTM with approximately 4.2 million square feet of gross leasable area, including three development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial, service-oriented tenants that cater to neighborhoods within three to five miles from each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of September 30, 2012, provided a 52% premium rental rate compared to the Company's larger space tenants. Whitestone currently services 1,051 tenants throughout its portfolio.  No single tenant accounted for more than 1.2% of the Company's annualized base rental revenues as of September 30, 2012. The tenant base mix is diversified to Drive Traffic and Drive ValueTM with service offerings concentrated in medical, educational, casual dining and convenience services.

Balance Sheet

Whitestone owned 23 properties unencumbered by debt as of the end of the third quarter of 2012 with an undepreciated cost basis of $187 million. The total undepreciated values of the Company's real estate assets and real estate indebtedness were $389 million and $168 million, respectively, as of September 30, 2012. As of September 30, 2012, 59% of the Company's outstanding debt was subject to fixed interest rates which limit the risk of fluctuating interest rates. The Company's weighted average interest rate on all debt as of the end of the quarter was 4.7%.

 Whitestone, as of September 30, 2012, had $80 million available on its three-year $125 million unsecured revolving credit facility.

Dividend

Whitestone declared a quarterly cash dividend of $0.285 per common share and OP unit, paid or payable in three equal installments of $0.095 in October, November and December 2012. Based on the closing price on November 6, 2012 of $13.22 per share, the dividend represents an annual yield of approximately 8.6%.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, Community Centered Properties and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties on Thursday November 8, 2012 at 8:30 a.m. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 471-3841 for domestic participants or 1-(719) 457-1509 for international participants and entering the passcode 6624441#. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least 10 minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through November 22, 2012, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 6624441. The replay of the call will also be available on the Company's website.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events Press Releases tab. For those without internet access, the third quarter 2012 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its community centers, as it markets, leases and manages its centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented, smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, casual dining, and convenience services. The largest of its 1,051 tenants comprised less than 1.2% of its annualized rental revenues as of September 30, 2012. Founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings with the Securities and Exchange Commission, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO-Core, NOI and EBITDA. Following are explantions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states that FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. In October 2011, NAREIT communicated to its members that the exclusion of impairment writedowns of depreciable real estate is consistent with the definition of FFO, and prior periods should be restated to be consistent with this guidance. As the Company has not had any impairments in the past five years, the Company was not required to restate our FFO for prior periods. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, legal settlements, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO-Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO-Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO-Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$389,280	$292,360
Accumulated depreciation	(51,362)	(45,472)
Total real estate assets	337,918	246,888
Cash and cash equivalents	8,339	5,695
Marketable securities	1,373	5,131
Escrows and acquisition deposits	5,539	4,996
Accrued rents and accounts receivable, net of allowance for doubtful accounts	7,177	6,053
Unamortized lease commissions and loan costs	4,269	3,755
Prepaid expenses and other assets	1,271	975
Total assets	$365,886	$273,493
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$167,816	$127,890
Accounts payable and accrued expenses	11,099	9,017
Tenants' security deposits	2,846	2,232
Dividends and distributions payable	5,027	3,647
Total liabilities	186,788	142,786
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 16,839,609 and 11,437,855 issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	15	10
Additional paid-in capital	223,007	158,127
Accumulated other comprehensive loss	(427)	(1,119)
Accumulated deficit	(51,686)	(41,060)
Total Whitestone REIT shareholders' equity	170,909	115,958
Noncontrolling interest in subsidiary	8,189	14,749
Total equity	179,098	130,707
Total liabilities and equity	$365,886	$273,493

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Property revenues
Rental revenues	$8,992	$7,086	$25,643	$20,462
Other revenues	2,626	1,705	7,388	4,485
Total property revenues	11,618	8,791	33,031	24,947

Property expenses
Property operation and maintenance	2,969	2,376	8,080	6,328
Real estate taxes	1,629	1,262	4,442	3,390
Total property expenses	4,598	3,638	12,522	9,718

Other expenses (income)
General and administrative	1,888	1,495	5,392	4,737
Depreciation and amortization	3,112	2,161	8,319	6,126
Interest expense	1,815	1,430	5,261	4,277
Interest, dividend and other investment income	(121)	(264)	(274)	(379)
Total other expense	6,694	4,822	18,698	14,761

Income before gain (loss) on sale or disposal of assets and income taxes	326	331	1,811	468

Provision for income taxes	(77)	(54)	(212)	(165)
Gain (loss) on sale or disposal of assets	(77)	1	(105)	(17)
Income before gain on sale of property	172	278	1,494	286

Gain on sale of property	—	397	—	397

Net income	172	675	1,494	683

Less: Net income attributable to noncontrolling interests	9	97	99	122

Net income attributable to Whitestone REIT	$163	$578	$1,395	$561

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.01	$0.05	$0.11	$0.07

Weighted average number of common shares outstanding:
Basic	13,842	10,797	12,409	8,285
Diluted	13,961	10,809	12,526	8,300

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income (Loss)

Net income	$172	$675	$1,494	$683

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(9)	—	(9)	—
Unrealized gain (loss) on available-for-sale marketable securities	92	(1,672)	891	(1,881)

Comprehensive income (loss)	255	(997)	2,376	(1,198)

Less: Comprehensive income (loss) attributable to noncontrolling interests	14	(143)	158	(214)

Comprehensive income (loss) attributable to Whitestone REIT	$241	$(854)	$2,218	$(984)

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities:
Net income	$1,494	$683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,255	5,701
Amortization of deferred loan costs	1,064	425
Amortization of notes payable discount	86	—
Gain on sale of marketable securities	(110)	(192)
Loss (gain) on sale or disposal of assets and properties	105	(380)
Bad debt expense	720	379
Share-based compensation	384	233
Changes in operating assets and liabilities:
Escrows and acquisition deposits	29	385
Accrued rents and accounts receivable	(1,876)	(959)
Unamortized lease commissions	(674)	(705)
Prepaid expenses and other assets	630	581
Accounts payable and accrued expenses	200	13
Tenants' security deposits	614	160
Net cash provided by operating activities	9,921	6,324

Cash flows from investing activities:
Acquisitions of real estate	(79,400)	(34,034)
Additions to real estate	(9,297)	(3,970)
Investments in marketable securities	(750)	(13,520)
Proceeds from sale of property	—	1,571
Proceeds from sales of marketable securities	5,509	7,252
Net cash used in investing activities	(83,938)	(42,701)

Cash flows from financing activities:
Distributions paid to common shareholders	(10,543)	(6,852)
Distributions paid to OP unit holders	(783)	(1,544)
Proceeds from issuance of common shares	58,679	59,667
Payments of exchange offer costs	(249)	—
Proceeds from notes payable	—	2,905
Proceeds from revolving credit facility, net	33,956	—
Repayments of notes payable	(2,853)	(2,356)
Payments of loan origination costs	(1,546)	(374)
Net cash provided by financing activities	76,661	51,446

Net increase in cash and cash equivalents	2,644	15,069
Cash and cash equivalents at beginning of period	5,695	17,591
Cash and cash equivalents at end of period	$8,339	$32,660

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2012	2011
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,250	$4,271
Cash paid for taxes	$225	$215
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$523	$162
Financed insurance premiums	$856	$649
Value of shares issued under dividend reinvestment plan	$68	$—
Accrued offering costs	$85	$—
Acquired interest rate swap	$1,901	$—
Debt discount on acquired note payable	$(1,329)	$—
Value of common shares exchanged for OP units	$6,224	$—
Change in fair value of available-for-sale securities	$891	$(1,881)
Change in fair value of cash flow hedge	$(9)	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
FFO AND FFO-CORE
Net income attributable to Whitestone REIT	$163	$578	$1,395	$561
Depreciation and amortization of real estate assets	2,657	1,933	7,160	5,610
(Gain) Loss on disposal of assets	77	(398)	105	(380)
Net income attributable to noncontrolling interests	9	97	99	122
FFO	2,906	2,210	8,759	5,913

Acquisition costs	338	185	$532	$327
Legal settlement	—	(103)	(131)	254
FFO-Core	$3,244	$2,292	$9,160	$6,494

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$2,906	$2,210	$8,759	$5,913
Distributions paid on unvested restricted common shares	(5)	(4)	(11)	(13)
FFO excluding amounts attributable to unvested restricted common shares	$2,901	$2,206	$8,748	$5,900
FFO-Core excluding amounts attributable to unvested restricted common shares	$3,239	$2,288	$9,149	$6,481

Denominator:
Weighted average number of total common shares - basic	13,842	10,797	12,409	8,285
Weighted average number of total noncontrolling OP units - basic	786	1,815	886	1,815
Weighted average number of total commons shares and noncontrolling OP units - basic	14,628	12,612	13,295	10,100

Effect of dilutive securities:
Unvested restricted shares	119	12	117	15
Weighted average number of total common shares and noncontrolling OP units - dilutive	14,747	12,624	13,412	10,115

FFO per common share and OP unit - basic	$0.20	$0.17	$0.66	$0.58
FFO per common share and OP unit - diluted	$0.20	$0.17	$0.65	$0.58

FFO-Core per common share and OP unit - basic	$0.22	$0.18	$0.69	$0.64
FFO-Core per common share and OP unit - diluted	$0.22	$0.18	$0.68	$0.64

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$163	$578	$1,395	$561
General and administrative expenses	1,888	1,495	5,392	4,737
Depreciation and amortization	3,112	2,161	8,319	6,126
Interest expense	1,815	1,430	5,261	4,277
Interest, dividend and other investment income	(121)	(264)	(274)	(379)
Provision for income taxes	77	54	212	165
Loss on disposal of assets	77	(1)	105	17
Gain on sale of property	—	(397)	—	(397)
Net income attributable to noncontrolling interests	9	97	99	122
NOI	$7,020	$5,153	$20,509	$15,229

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$163	$578	$1,395	$561
Depreciation and amortization	3,112	2,161	8,319	6,126
Interest expense	1,815	1,430	5,261	4,277
Provision for income taxes	77	54	212	165
Loss on disposal of assets	77	(1)	105	17
Net income attributable to noncontrolling interests	9	97	99	122
EBITDA	$5,253	$4,319	$15,391	$11,268

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2011
Net income attributable to Whitestone REIT	$163	$431	$793	$556
Depreciation and amortization	3,112	2,663	2,544	2,239
Interest expense	1,815	1,734	1,712	1,451
Provision for income taxes	77	70	65	60
Loss on disposal of assets	77	16	12	129
Net income attributable to noncontrolling interests	9	31	67	94
EBITDA	$5,253	$4,945	$5,193	$4,529

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Other Financial Information:

Tenant improvements (1)	$556	$588	$1,475	$1,634
Leasing commissions (1)	$211	$135	$596	$518
Scheduled debt principal payments	$750	$630	$2,167	$1,852
Straight line rent income (loss)	$218	$154	$265	$520
Market rent amortization income (loss) from acquired leases	$(18)	$13	$(7)	$36
Non-cash share-based compensation expense	$118	$78	$384	$233
Non-real estate depreciation and amortization	$27	$32	$96	$91
Amortization of loan fees	$429	$196	$1,063	$425
Acquisition costs	$338	$185	$532	$327
Undepreciated value of unencumbered properties	$187,375	$95,733	$187,375	$95,733
Number of unencumbered properties	23	17	23	17
Full time employees	59	61	59	61

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands)

	As of September 30, 2012
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	95.5%	16,840
Operating partnership units outstanding	4.5%	786
Total	100.0%	17,626

Market price of common shares as of
September 30, 2012		$13.20

Total equity capitalization		232,663	59%

Debt Capitalization:
Outstanding debt		$167,816
Less: Cash and cash equivalents		(8,339)
		159,477	41%

Total Market Capitalization as of
September 30, 2012		$392,140	100%

SELECTED RATIOS: (dollars in thousands)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2011
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$5,253	$4,945	$5,193	$4,529
Interest expense	1,815	1,734	1,712	1,451
Ratio of interest expense to EBITDA	2.9	2.9	3.0	3.1

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$389,280	$304,517	$295,184	$292,360

Outstanding debt	$167,816	$140,051	$134,208	$127,890
Less: Cash	(8,339)	(3,863)	(8,288)	(5,695)
Outstanding debt after cash	$159,477	$136,188	$125,920	$122,195
Ratio of debt to real estate assets	41%	45%	43%	42%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
As of September 30, 2012

TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2012	December 31, 2011
Fixed rate notes
$1.4 million 5.00% Note, due 2012	$1,363	$1,318
$14.1 million 5.695% Note, due 2013	13,923	14,110
$3.0 million 6.00% Note, due 2021 (1)	2,952	2,978
$10.0 million 6.04% Note, due 2014	9,189	9,326
$1.5 million 6.50% Note, due 2014	1,451	1,471
$11.2 million 6.52% Note, due 2015	10,648	10,763
$21.4 million 6.53% Notes, due 2013	19,034	19,524
$24.5 million 6.56% Note, due 2013	23,254	23,597
$9.9 million 6.63% Notes, due 2014	9,001	9,221
$0.7 million 2.97% Note, due 2012	193	23
Floating rate notes
Unsecured line of credit, LIBOR plus 2.75% to 3.75%, due 2015	45,000	11,000
$9.2 million, Prime Rate less 2.00%, due 2017	7,861	—
$26.9 million, LIBOR plus 2.86% Note, due 2013	23,947	24,559
	$167,816	$127,890

(1)
The 6.00% interest rate is fixed through March 30, 2016. On March 31, 2016, the interest rate will reset to the rate of interest for a five-year balloon note with a thirty-year amortization as published by the Federal Home Loan Bank.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2012
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2012	$904	$1,387	$2,291	1.4%
2013	2,615	77,677	80,292	47.8%
2014	292	18,879	19,171	11.4%
2015	171	55,146	55,317	33.0%
2016	73	—	73	—%
2017 and thereafter	309	10,363	10,672	6.4%
Total	$4,364	$163,452	$167,816	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy as of
Community Centered Properties	September 30, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Retail	1,779,745	89%	90%	90%	90%
Office/Flex	1,201,672	88%	89%	87%	86%
Office	631,841	78%	79%	79%	79%
Total - Operating Portfolio	3,613,258	87%	87%	87%	87%
Redevelopment, New Acquisitions (1)	582,666	71%	68%	51%	50%
Total	4,195,924	85%	87%	85%	84%

(1)	Includes new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and properties that are undergoing significant redevelopment or re-tenanting.

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Sports Authority	San Antonio	$495	1.2%	1/1/2004	2015
University of Phoenix	San Antonio	489	1.2%	10/18/2010	2018
Air Liquide America, L.P.	Dallas	387	0.9%	8/1/2001	2013
Super Bravo, Inc.	Houston	349	0.8%	6/15/2011	2022
Safeway Stores, Inc.	Phoenix	344	0.8%	3/24/1989	2021
Barnes and Noble - Store #2143	Phoenix	314	0.7%	2/20/2004	2019
X-Ray X-Press Corporation	Houston	280	0.7%	7/1/1998	2019
Walgreens #3766	Phoenix	279	0.7%	9/15/1995	2049
Vitamin Shoppe	Phoenix	277	0.7%	11/5/2008	2020
Rock Solid Images	Houston	250	0.6%	4/1/2004	2013
Eligibility Services	Dallas	249	0.6%	6/6/2000	2012
Marshalls	Houston	248	0.6%	5/12/1983	2013
Merrill Corporation	Dallas	248	0.6%	12/10/2001	2014
Albertson's #979	Phoenix	235	0.6%	2/26/1996	2022
Compass Insurance Agency	Dallas	222	0.5%	1/1/2006	2013
		$4,666	11.2%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2012 for each applicable tenant multiplied by 12.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
RENEWALS
Number of Leases	24	28	114	118
Total Square Feet (1)	59,099	55,456	240,943	353,092
Average Square Feet	2,462	1,981	2,114	2,992
Total Lease Value	$1,910,157	$1,581,708	$10,623,708	$11,450,245
NEW LEASES
Number of Leases	39	39	131	106
Total Square Feet (1)	84,823	96,804	251,711	283,101
Average Square Feet	2,175	2,482	1,921	2,671
Total Lease Value	$5,763,260	$3,682,570	$13,345,837	$13,616,814
TOTAL LEASES
Number of Leases	63	67	245	224
Total Square Feet (1)	143,922	152,260	492,654	636,193
Average Square Feet	2,284	2,273	2,011	2,840
Total Lease Value	$7,673,417	$5,264,278	$23,969,545	$25,067,059

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2012	35	$3,292,250	85,990	5.3	$450,340	$5.24	$8.56	$9.99	$(121,968)	(14)%	$(57,361)	(7)%
2nd Quarter 2012	54	5,900,931	132,857	3.8	388,076	2.92	11.62	11.47	5,121	1%	79,903	6%
1st Quarter 2012	55	3,193,832	103,905	2.2	93,657	0.90	10.83	11.31	(49,133)	(4)%	15,847	1%
4th Quarter 2011	48	4,579,194	99,733	3.5	377,372	3.78	12.52	12.84	(25,744)	(2)%	147,687	12%
Total - 12 months	192	$16,966,207	422,485	3.9	$1,309,445	$3.10	$11.03	$11.46	$(191,724)	(4)%	$186,076	4%

Comparable New Leases:
3rd Quarter 2012	16	$2,115,518	47,862	7.4	$347,194	$7.25	$7.41	$9.01	$(76,257)	(18)%	$(55,920)	(14)%
2nd Quarter 2012	17	1,433,816	35,918	4.1	301,248	8.39	11.07	9.85	43,851	12%	29,443	9%
1st Quarter 2012	11	543,891	18,634	3.2	18,444	0.99	9.91	12.36	(45,645)	(20)%	(26,157)	(12)%
4th Quarter 2011	11	2,019,419	35,866	4.7	282,255	7.87	10.60	10.62	(6,506)	—%	112,079	38%
Total - 12 months	55	$6,112,644	138,280	5.3	$949,141	$6.86	$9.58	$10.07	$(84,557)	(5)%	$59,445	4%

Comparable Renewal Leases:
3rd Quarter 2012	19	$1,176,732	38,128	2.6	$103,146	$2.71	$10.01	$11.20	$(45,711)	(11)%	$(1,441)	—%
2nd Quarter 2012	37	4,467,115	96,939	3.6	86,828	0.90	11.82	12.06	(38,730)	(2)%	50,460	6%
1st Quarter 2012	44	2,649,941	85,271	2.0	75,213	0.88	11.03	11.07	(3,488)	—%	42,004	5%
4th Quarter 2011	37	2,559,775	63,867	2.7	95,117	1.49	13.59	14.18	(19,238)	(4)%	35,608	2%
Total - 12 months	137	$10,853,563	284,205	3.2	$360,304	$1.27	$11.74	$12.13	$(107,167)	(3)%	$126,631	4%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
3rd Quarter 2012	28	$4,381,167	93,111	4.4	$493,052	$5.30	$15.01
2nd Quarter 2012	38	3,565,197	99,396	3.6	509,581	5.13	10.26
1st Quarter 2012	35	3,636,434	96,600	4.1	492,660	5.10	9.03
4th Quarter 2011	40	2,628,065	127,943	7.7	683,094	5.34	9.11
Total - 12 months	141	$14,210,863	417,050	5.2	$2,178,387	$5.22	$10.67

Non-Comparable New Leases:
3rd Quarter 2012	23	$3,647,742	70,728	5.2	$449,193	$6.35	$14.51
2nd Quarter 2012	33	2,164,761	69,804	3.1	426,724	6.11	10.13
1st Quarter 2012	31	3,440,224	85,866	4.4	444,899	5.18	9.04
4th Quarter 2011	33	2,344,450	95,993	5.0	505,116	5.26	9.12
Total - 12 months	120	$11,597,177	322,391	4.5	$1,825,932	$5.66	$10.49

Non-Comparable Renewal Leases:
3rd Quarter 2012	5	$733,425	22,383	2.1	$43,859	$1.96	$16.58
2nd Quarter 2012	5	1,400,436	29,592	4.7	82,857	2.80	10.56
1st Quarter 2012	4	196,210	10,734	1.7	47,761	4.45	9.00
4th Quarter 2011	7	283,615	31,950	15.9	177,978	5.57	9.08
Total - 12 months	21	$2,613,686	94,659	7.5	$352,455	$3.72	$11.31

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2012	63	$7,673,417	179,101	4.8	$943,392	$5.27	$11.91
2nd Quarter 2012	92	9,466,128	232,253	3.7	897,657	3.86	11.04
1st Quarter 2012	90	6,830,266	200,505	3.1	586,317	2.92	9.96
4th Quarter 2011	88	7,207,259	227,676	5.8	1,060,466	4.66	10.61
Total - 12 months	333	$31,177,070	839,535	4.5	$3,487,832	$4.15	$10.85

New
3rd Quarter 2012	39	$5,763,260	118,590	6.1	$796,387	$6.72	$11.65
2nd Quarter 2012	50	3,598,577	105,722	3.4	727,972	6.89	10.45
1st Quarter 2012	42	3,984,115	104,500	4.2	463,343	4.43	9.19
4th Quarter 2011	44	4,363,869	131,859	4.9	787,371	5.97	9.58
Total - 12 months	175	$17,709,821	460,671	4.7	$2,775,073	$6.02	$10.21

Renewal
3rd Quarter 2012	24	$1,910,157	60,511	2.4	$147,005	$2.43	$12.44
2nd Quarter 2012	42	5,867,551	126,531	3.9	169,685	1.34	11.53
1st Quarter 2012	48	2,846,151	96,005	2.0	122,974	1.28	10.81
4th Quarter 2011	44	2,843,390	95,817	7.1	273,095	2.85	12.09
Total - 12 months	158	$13,467,249	378,864	4.3	$712,759	$1.88	$11.63

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average of tenant improvements (TI) and incentives is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2012
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2012	148	300,013	7.2%	$3,894	9.2%	$12.98
2013	240	630,708	15.0%	7,952	18.7%	12.61
2014	225	672,731	16.0%	8,034	19.0%	11.94
2015	145	475,775	11.3%	5,273	12.4%	11.08
2016	112	378,692	9.0%	4,850	11.4%	12.81
2017	88	321,470	7.7%	3,999	9.4%	12.44
2018	27	159,073	3.8%	2,047	4.8%	12.87
2019	14	122,014	2.9%	1,716	4.0%	14.06
2020	13	68,452	1.6%	1,212	2.9%	17.71
2021	11	118,686	2.8%	1,092	2.6%	9.20
Total	1,023	3,247,614	77.3%	$40,069	94.4%	$12.34

(1)	Lease expirations table reflects rents in place as of September 30, 2012, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2012 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries Property Details As of September 30, 2012

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied as of 09/30/2012	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	100%	$891	$12.26	$14.36
Bellnott Square	Houston	1982	73,930	41%	302	9.96	9.70
Bissonnet/Beltway	Houston	1978	29,205	100%	329	11.27	10.82
Centre South	Houston	1974	39,134	79%	272	8.80	8.47
The Citadel	Phoenix	1985	28,547	69%	135	6.85	17.01
Holly Knight	Houston	1984	20,015	100%	335	16.74	17.39
Kempwood Plaza	Houston	1974	101,008	100%	854	8.45	8.46
Lion Square	Houston	1980	117,592	100%	957	8.14	9.54
MarketPlace At Central	Phoenix	2000	111,130	45%	428	8.56	8.78
Paradise Plaza	Phoenix	1993	125,898	95%	1,198	10.02	12.72
Pinnacle of Scottsdale	Phoenix	1991	113,108	98%	2,127	19.19	20.35
Providence	Houston	1980	90,327	88%	726	9.13	8.09
Shaver	Houston	1978	21,926	98%	258	12.01	11.59
Shops at Starwood	Dallas	2006	55,385	100%	1,403	25.33	26.79
South Richey	Houston	1980	69,928	77%	553	10.27	9.12
Spoerlein Commons	Chicago	1987	41,455	96%	808	20.30	20.13
SugarPark Plaza	Houston	1974	95,032	100%	978	10.29	10.43
Sunridge	Houston	1979	49,359	99%	436	8.92	9.31
Terravita Marketplace	Phoenix	1997	102,733	93%	1,260	13.19	13.56
Torrey Square	Houston	1983	105,766	91%	684	7.11	7.05
Town Park	Houston	1978	43,526	100%	798	18.33	18.01
Webster Point	Houston	1984	26,060	100%	293	11.24	10.90
Westchase	Houston	1978	49,573	88%	481	11.03	11.83
Windsor Park	San Antonio	1992	196,458	97%	1,755	9.21	9.65
			1,779,745	89%	18,261	11.53	12.19
Office/Flex Communities:
Brookhill	Houston	1979	74,757	74%	$217	$3.92	$3.89
Corporate Park Northwest	Houston	1981	185,627	79%	1,630	11.12	11.12
Corporate Park West	Houston	1999	175,665	91%	1,418	8.87	8.78
Corporate Park Woodland	Houston	2000	99,937	98%	892	9.11	9.08
Dairy Ashford	Houston	1981	42,902	99%	202	4.76	6.12
Holly Hall	Houston	1980	90,000	100%	744	8.27	8.37
Interstate 10	Houston	1980	151,000	83%	662	5.28	5.10
Main Park	Houston	1982	113,410	81%	528	5.75	5.73
Plaza Park	Houston	1982	105,530	84%	804	9.07	9.18
Westbelt Plaza	Houston	1978	65,619	88%	492	8.52	8.17
Westgate	Houston	1984	97,225	100%	584	6.01	5.74
			1,201,672	88%	8,173	7.73	7.72

Whitestone REIT and Subsidiaries Property Details As of September 30, 2012 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied as of 09/30/2012	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	70%	$1,345	$15.26	$15.47
Featherwood	Houston	1983	49,760	79%	761	19.36	19.08
Pima Norte	Phoenix	2007	33,417	19%	127	20.00	19.53
Royal Crest	Houston	1984	24,900	70%	202	11.59	12.34
Uptown Tower	Dallas	1982	253,981	81%	3,977	19.33	18.62
Woodlake Plaza	Houston	1974	106,169	90%	1,540	16.12	15.72
Zeta Building	Houston	1982	37,740	81%	514	16.81	16.32
			631,841	78%	8,466	17.18	16.81

Total - Operating Portfolio			3,613,258	87%	34,900	11.10	11.37

Dana Park	Phoenix	2007	310,979	71%	4,467	20.23	20.23
Desert Canyon	Phoenix	2000	62,533	78%	578	11.85	12.26
Fountain Square	Phoenix	1986	118,209	76%	1,663	18.51	18.51
Gilbert Tuscany Village	Phoenix	2009	49,415	44%	331	15.22	19.87
The Shops at Pinnacle Peak	Phoenix	2000	41,530	76%	574	18.19	18.88
Total - Development Portfolio			582,666	71%	7,613	18.40	18.75

Dana Park Development	Phoenix		—	—%	—	—	—
Pinnacle Phase II	Phoenix		—	—%	—	—	—
Shops at Starwood Phase III	Dallas		—	—%	—	—	—
Total - Property Held For Development (4)			—	—%	—	—	—

Grand Totals			4,195,924	85%	$42,513	$11.92	$12.20

(1)
Calculated as the tenant's actual September 30, 2012 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2012. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2012 equaled approximately $97,000 for the month ended September 30, 2012.

(2)	Calculated as annualized base rent divided by square feet leased as of September 30, 2012. Excludes vacant space as of September 30, 2012.

(3)
Represents (i) the contractual base rent for leases in place as of September 30, 2012, calculated on a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of September 30, 2012.

(4)	As of September 30, 2012, these properties are held for development with no gross leasable area.